EXHIBIT 16.1

December 31, 2013

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

We have read the statements of E-Waste Systems, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated December 31, 2013 and agree with such statements as they pertain to our firm.

Sincerely,

/s/  Sadler, Gibb & Associates, LLC
      Sadler, Gibb & Associates, LLC